Exhibit 10.38

Form of FY06 Individual Compensation Plan

Effective Date:10/30/05 - 10/28/06

Type:	x	Initial
Revision

NAME:	Vicki Andrews

TITLE:	Senior Vice President, World Wide Sales

FY06 COMPENSATION PLAN:
ANNUAL (in USD)
Base Salary:	$350,000

Annual Bookings Bonus:	[*]	(paid at fiscal year-end based on FY06 results)
Quarterly Revenue Bonus:	[*]	(paid quarterly based on quarterly results; 25% target each quarter)
FY06 Annual Revenue Bonus:	[*]	(paid at fiscal year-end based on FY06 results)
FY07 Deferred Revenue Bonus:	[*]	(paid at fiscal year-end based on FY06 results)
FY06 MBO:	[*]	(paid at fiscal year-end based on FY06 results)
Total Variable at Target:	[*]

Total Target Compensation at Plan:	$ [*]

I. PLAN TARGETS:

		1H		2H	FY06 Total
WORLDWIDE BOOKINGS QUOTA:		$[*]		$[*]	$[*]

	Q1	Q2	Q3	Q4	FY06 Total
FY06 REVENUE TARGETS:	$[*]	$[*]	$[*]	$[*]	$[*]

FY07 WORLDWIDE DEFERRED REVENUE TARGET (FYE06 deferred revenue recognizable in FY07):					$[*]

A. Annual Bookings Bonus:

Annual Bookings Bonus is paid at year-end based on FY06 Worldwide Bookings Quota achievement, according to the FY06 Sales Commission & Bonus Policy and the current Synopsys Sales Order Acceptance Policy. In addition to the standard payout rates listed, additional points may be awarded for Bookings achievement above quota for attaining 100% or more of the FY06 Annual Revenue Target and FY07 Deferred Revenue Target.

Annual Bookings Bonus is paid according to the following schedule:

Accelerators per Achievement %
% of FY06 Annual Regional Bookings Quota Achieved	Percent of Target Bonus	Bookings Achievement Only	FY06 Rev Target Achieved	FY06 Rev Target and Deferred Rev Target Achieved
< [*]%	[*]%

[*]% - [*]%	[*]% - [*]%	[*] pts per point	[*] pts per point	[*] pts per point

[*]% - [*]%	[*]% - [*]%	[*] pts per point	[*] pts per point	[*] pts per point

[*]% - [*]%	[*]% - [*]%	[*] pts per point	[*] pts per point	[*] pts per point

[*]%+	[*]%+ - [*]%+	[*] pts per point	[*] pts per point	[*] pts per point

A-1. Bookings Linearity Draw

If worldwide bookings achievement through Q2FY06 exceed the 1H quota target a draw against future FY06 earnings will be paid equal to [*]% of the Annual Bookings Bonus target. Draw will be recoverable against all year-end variable compensation payouts. At the close of FY06 plan, any draw not yet fully recovered from the payable year-end variable compensation will be forgiven.

B. Quarterly Revenue Bonus

Quarterly Revenue Bonus is paid quarterly based on achieving 100% or more of the Quarterly Revenue Target. No quarterly revenue bonus is paid unless the current quarter’s revenue target is achieved (100% or greater). Quarterly revenue targets will be adjusted to match current CFO target each quarter.

Quarterly Revenue Bonus is paid according to the following schedule:

	Q1	Q2	Q3	Q4	Total
Quarterly Revenue Achievement >=100%	$[*]	$[*]	$[*]	$[*]	$[*]

C. FY06 Annual Revenue Bonus

Annual Revenue Bonus is paid based on achievement against the FY06 Annual Revenue Target. Annual Revenue Target will be adjusted for in-year acquisitions. Target assumes [*]% or less upfront license ratio; Target will be subject to review and change if upfront ratio exceeds [*]%.

Annual Revenue Bonus is paid according to the following schedule:

% of FY06	Percent of Target
Annual Revenue Target	Bonus	Comments
< [*]%	[*]%

[*]%	[*]%

[*]% - [*]%	[*]% - [*]%	[*] pts per point

[*]%+	[*]%+	[*] pts per point	(Max Payout = [*]%)

D. FY07 Deferred Revenue Bonus

FY07 Deferred Revenue Bonus is paid based on achievement against the Deferred Revenue Target. FY07 Deferred Revenue target will be adjusted for in-year acquisitions. Metric calculated at total FY07 backlog at the end of FY06 from FY06 orders impact on FY07 revenue. Deferred Revenue Target will be subject to review and change if WW FY06 Services (DS, BU Consulting, Test Chip) bookings are greater than $[*]m.

FY07 Deferred Revenue Bonus is paid according to the following schedule:

% of FY07
Deferred Revenue	Percent of Target
Target Achieved	Bonus	Comments
< [*]%	[*]%	[*] pts per point

[*]% - [*]%	[*]% - [*]%	[*] pts per point

[*]% - [*]%	[*]% - [*]%	[*] pts per point

[*]% - [*]%	[*]% - [*]%	[*] pts per point

[*]%+	[*]% +	[*] pts per point

NOTES:

This plan is subject to all provisions of the current “FY06 Synopsys Commission & Bonus Policy” and the current “Synopsys Sales Order Acceptance Policy”. All elements of this plan are subject to change at any time during the year.

Plan targets reflect those in place at this time. These targets may be revised as conditions require subject to the approval of the CEO and/or COO.

This plan is applicable only if the CEO, CFO and Sr. VP of HR approve.

SIGNATURES:

Vicki Andrews	Date	Aart de Geus	Date
Senior Vice President, World Wide Sales		Chairman & CEO

Jan Collinson	Date	Brian Beattie	Date
Senior Vice President, HR & Facilities		Chief Financial Officer

* Represents specific quantitative or qualitative performance-related factors, or factors or criteria involving confidential commercial or business information, the disclosure of which would have an adverse effect on the Registrant.